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                                  EXHIBIT 5.1
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                                August 21, 1998

Echelon Corporation
4015 Miranda Avenue
Palo Alto, CA  94304

     RE:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 21, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,775,641 shares of your Common Stock reserved for issuance under the 1988 Stock Option Plan (the "1988 Plan"), (ii) 5,831,163 shares of your Common Stock reserved for issuance under the 1997 Stock Plan (the "1997 Plan"), and (iii) 300,000 shares of your Common Stock reserved for issuance under the 1998 Director Option Plan (the "Director Plan"). The 1,775,641 shares of Common Stock reserved under the 1988 Plan, the 5,831,163 shares of Common Stock reserved under the 1997 Plan, and the 300,000 shares of Common Stock reserved under the Director Plan are referred to collectively hereinafter as the "Shares," and the 1988 Plan, the 1997 Plan and the Director Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Sincerely,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati